Exhibit 99.1

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information reflects the historical results of SandRidge Energy, Inc. (“SandRidge” or the “Company”) as adjusted on a pro forma basis to give effect to SandRidge’s acquisition of Arena Resources, Inc. (“Arena”). SandRidge’s historical results for the year ended December 31, 2009 have also been adjusted to give effect to a December 2009 property acquisition. These acquisitions are described further below.

Arena Acquisition. On July 16, 2010, the stockholders of each SandRidge and Arena approved SandRidge’s acquisition of all of the outstanding shares of common stock of Arena, referred to herein as the Arena Acquisition, and the transaction was completed. In connection with the acquisition, SandRidge paid $4.50 in cash and issued 4.7771 shares of SandRidge common stock for each share of Arena common stock outstanding for a total value per share of $35.79, based upon the $6.55 closing price of SandRidge common stock on July 16, 2010, the closing date of the merger. The consideration received by Arena shareholders was valued at $1.4 billion in the aggregate. SandRidge is the surviving parent company after completion of the merger. Arena was an oil and natural gas exploration, development and production company with operations in Texas, Oklahoma, Kansas and New Mexico.

2009 Permian Basin Acquisition. On December 21, 2009, SandRidge purchased oil and natural gas properties located in the Permian Basin, referred to herein as the 2009 Permian Basin Acquisition, from Forest Oil Corporation and one of its subsidiaries for $800.0 million, subject to certain purchase price and post-closing adjustments. The assets consist primarily of six operated areas in the Central Basin Platform and greater Permian Basin of western Texas and eastern New Mexico. The acquisition was financed with proceeds from the issuance of 8.75% Senior Notes due 2020, the placement of 2,000,000 new shares of 6.0% convertible perpetual preferred stock, and the public offering of 25,600,000 shares of the Company’s common stock, collectively referred to herein as the financing transactions.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and the nine months ended September 30, 2010 are based on the audited statements of operations of SandRidge and Arena for the year ended December 31, 2009 and the unaudited statements of operations of SandRidge for the nine months ended September 30, 2010 and Arena for the period from January 1, 2010 through July 16, 2010, respectively, and include pro forma adjustments to give effect to SandRidge’s 2009 Permian Basin Acquisition and the Arena Acquisition as if those transactions and the financing transactions occurred on January 1, 2009.

The pro forma adjustments reflecting the Arena Acquisition under the acquisition method of accounting are preliminary and include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time these condensed consolidated financial statements were prepared. The Company believes the estimates and assumptions used are reasonable and the significant effects of the transaction are properly reflected. However, the estimates and assumptions are subject to change as additional information becomes available. The pro forma statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the merger.

These unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the results that actually would have occurred had the transactions been in effect on the dates or for the periods indicated, or of results that may occur in the future. These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes, Annual Reports on Form 10-K for the year ended December 31, 2009 of both SandRidge and Arena and the Quarterly Report on Form 10-Q for the nine months ended September 30, 2010 of SandRidge and Form 8-K/A filed by SandRidge on March 8, 2010 in connection with the 2009 Permian Basin Acquisition.

SANDRIDGE ENERGY, INC. AND SUBSDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

	SandRidge Historical	SandRidge 2009 Acquisition and Financing Adjustments		SandRidge as Adjusted for 2009 Acquisition and Financing	Arena Historical	Arena Acquisition Pro Forma Adjustments		SandRidge Pro Forma Combined
	(In Thousands, Except Per Share Amounts)
Revenues:
Oil and natural gas	$454,705	$91,549	(a)	$546,254	$126,241	$—		$672,495
Drilling and services	23,902	—		23,902	—	—		23,902
Midstream and marketing	86,028	—		86,028	—	—		86,028
Other	26,409	—		26,409	—	—		26,409

Total revenues	591,044	91,549		682,593	126,241	—		808,834

Expenses:
Production	169,285	23,638	(a)	192,923	15,543	—		208,466
Production taxes	4,010	3,937	(a)	7,947	6,456	—		14,403
Drilling and services	30,899	—		30,899	—	—		30,899
Midstream and marketing	78,684	—		78,684	—	—		78,684
Depreciation and depletion – oil and natural gas	176,027	54,377	(b)	230,404	39,071	38,689	(b)	308,164
Depreciation, depletion and amortization – other	50,865	—		50,865	298	—		51,163
Impairment	1,707,150	—	(c)	1,707,150	—	—	(c)	1,707,150
General and administrative	100,256	—		100,256	13,453	—		113,709
Gain on derivative contracts	(147,527)	—		(147,527)	(14,885)	—		(162,412)
Loss on sale of assets	26,419	—		26,419	—	—		26,419

Total expenses	2,196,068	81,952		2,278,020	59,936	38,689		2,376,645

(Loss) income from operations	(1,605,024)	9,597		(1,595,427)	66,305	(38,689)		(1,567,811)

Other income (expense):
Interest income	375	—		375	829	—		1,204
Interest expense	(185,691)	(39,434	) (d)	(225,125)	—	(4,146	) (h)	(229,271)
Income from equity investments	1,020	—		1,020	—	—		1,020
Other income, net	7,272	—		7,272	—	—		7,272

Total other (expense) income	(177,024)	(39,434)		(216,458)	829	(4,146)		(219,775)

(Loss) income before income taxes	(1,782,048)	(29,837)		(1,811,885)	67,134	(42,835)		(1,787,586)
Income tax (benefit) expense	(8,716)	—	(e)	(8,716)	24,839	(24,839	) (e)	(8,716)

Net (loss) income	(1,773,332)	(29,837)		(1,803,169)	42,295	(17,996)		(1,778,870)
Less: net income attributable to noncontrolling interest	2,258	—		2,258	—	—		2,258

Net (loss) income attributable to SandRidge Energy, Inc.	(1,775,590)	(29,837)		(1,805,427)	42,295	(17,996)		(1,781,128)
Preferred stock dividends	8,813	11,633	(f)	20,446	—	—		20,446

(Loss applicable) income available to SandRidge Energy, Inc. common stockholders	$(1,784,403)	$(41,470)		$(1,825,873)	$42,295	$(17,996)		$(1,801,574)

Loss per share applicable to SandRidge Energy, Inc. common stockholders:
Basic	$(10.20)							$(4.63)

Diluted	$(10.20)							$(4.63)

Weighted average number of SandRidge Energy, Inc. common shares outstanding:
Basic	175,005	24,075	(g)			190,280	(i)	389,360

Diluted	175,005	24,075	(g)			190,280	(i)	389,360

The accompanying notes are an integral part of these financial statements.

SANDRIDGE ENERGY, INC. AND SUBSDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

	SandRidge Historical	Arena Historical	Pro Forma Adjustments		SandRidge Pro Forma Combined
	(In Thousands, Except Per Share Amounts)
Revenues:
Oil and natural gas	$529,578	$114,833	$—		$644,411
Drilling and services	14,913	—	—		14,913
Midstream and marketing	73,868	—	—		73,868
Other	20,308	—	—		20,308

Total revenues	638,667	114,833	—		753,500

Expenses:
Production	172,367	12,382	—		184,749
Production taxes	19,146	6,014	—		25,160
Drilling and services	12,420	—	—		12,420
Midstream and marketing	66,064	—	—		66,064
Depreciation and depletion – oil and natural gas	197,834	28,853	22,480	(b)	249,167
Depreciation, depletion and amortization – other	36,564	243	—		36,807
General and administrative	127,419	31,842	(25,108	) (j)	134,153
Gain on derivative contracts	(114,378)	(1,124)	—		(115,502)
Loss on sale of assets	39	—	—		39

Total expenses	517,475	78,210	(2,628)		593,057

Income from operations	121,192	36,623	2,628		160,443

Other income (expense):
Interest income	236	197	—		433
Interest expense	(189,989)	—	(2,653	) (h)	(192,642)
Other income, net	2,062	—	—		2,062

Total other (expense) income	(187,691)	197	(2,653)		(190,147)

(Loss) income before income taxes	(66,499)	36,820	(25)		(29,704)
Income tax (benefit) expense	(457,086)	23,100	433,337	(e)	(649)

Net income (loss)	390,587	13,720	(433,362)		(29,055)
Less: net income attributable to noncontrolling interest	3,547	—	—		3,547

Net income (loss) attributable to SandRidge Energy, Inc.	387,040	13,720	(433,362)		(32,602)
Preferred stock dividends and accretion	25,894	—	—		25,894

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$361,146	$13,720	$(433,362)		$(58,496)

Income (loss) per share available (applicable) to SandRidge Energy, Inc. common stockholders:
Basic	$1.41				$(0.15)

Diluted	$1.24				$(0.15)

Weighted average number of SandRidge Energy, Inc. common shares outstanding:
Basic	257,028		137,308	(i)	394,336

Diluted	313,283		81,053	(i)	394,336

The accompanying notes are an integral part of these financial statements.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)	Basis of Presentation

The historical financial information is derived from the historical consolidated financial statements of SandRidge, the historical statements of revenues and direct operating expenses of properties acquired in the 2009 Permian Basin Acquisition, and the historical consolidated financial statements of Arena. Revenues and direct operating expenses related to properties acquired in the 2009 Permian Basin Acquisition were derived from unaudited financial statements. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and the nine months ended September 30, 2010 assume that the 2009 Permian Basin Acquisition and Arena Acquisition occurred on January 1, 2009.

(2)	Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma condensed combined financial statements.

(a)	Adjustment to recognize revenues and direct operating expenses of the 2009 Permian Basin Acquisition properties as if the acquisition had taken place on January 1, 2009.

(b)	Adjustment to recognize accretion of asset retirement obligation attributable to the 2009 Permian Basin Acquisition properties as well as depreciation and depletion attributable to the 2009 Permian Basin Acquisition properties for the year ended December 31, 2009 and to recognize additional depletion attributable to the Arena Acquisition properties for the year ended December 31, 2009 and the nine months ended September 30, 2010, using the unit of production method under the full cost method of accounting, as if the acquisitions had taken place on January 1, 2009.

(c)	The Company estimates it would have incurred an additional impairment from full cost ceiling limitations of approximately $121.5 million for the year ended December 31, 2009 had the 2009 Permian Basin Acquisition occurred on January 1, 2009 and a total combined additional impairment of approximately $520.5 million had both the 2009 Permian Basin Acquisition and Arena Acquisition occurred on January 1, 2009. These additional estimated pro forma impairments have not been reflected in the pro forma condensed combined statements of operations due to their non-recurring nature. In accordance with full cost accounting, full cost ceiling limitations are calculated using the 12-month average oil and natural gas prices for the most recent 12 months. Under the acquisition method of accounting, however, acquired properties are recorded at their fair market values at the date of acquisition.

(d)	Adjustment to recognize discount and offering cost amortization and interest expense associated with 8.75% Senior Notes due 2020 issued in December 2009. Proceeds were used to partially fund the 2009 Permian Basin Acquisition.

(e)

Adjustment to reverse Arena’s historical income tax provision for the year ended December 31, 2009 and the period from January 1, 2010 through July 16, 2010 and to reverse the release of a portion of the Company’s valuation allowance for the nine months ended September 30, 2010. There was no pro forma income tax provision related to the 2009 Permian Basin Acquisition or the Arena Acquisition due to SandRidge’s net deferred tax asset position and the corresponding full valuation allowance. As noted in (i) (4) below, a deferred tax liability resulted from the step-up in basis on the property acquired from Arena. This deferred tax liability was offset with the Company’s existing net deferred tax asset, resulting in the release of $456.4 million of valuation allowance against the Company’s existing net deferred tax asset. The release of the valuation allowance is considered non-recurring and therefore reversed in the pro forma statement for the nine months ending September 30, 2010.

(f)	Adjustment to recognize additional dividends associated with the Company’s 6.0% convertible perpetual preferred stock issued in December 2009. Proceeds were used to partially fund the 2009 Permian Basin Acquisition.

(g)	Impact on weighted average shares outstanding for the December 2009 underwritten offering of 25,600,000 shares of Company common stock. Proceeds were used to partially fund the 2009 Permian Basin Acquisition.

(h)	Adjustment to recognize additional interest expense related to the $177.9 million drawn on SandRidge’s senior credit facility to fund the cash portion of the Arena Acquisition purchase price. Additional interest expense was based upon the average annual interest rates paid on amounts outstanding under SandRidge’s senior credit facility during the year ended December 31, 2009 and the nine months ended September 30, 2010 of 2.33% and 2.67%, respectively.

(i)	The following table reflects the preliminary allocation of the total purchase price of Arena to the assets acquired and the liabilities assumed and the resulting goodwill based on the preliminary estimates of fair value (in thousands, except stock price):

Purchase Price(1):
Shares of SandRidge common stock to be issued to Arena stockholders	190,280
SandRidge common stock price	$6.55

Fair value of common stock issued	1,246,334
Cash consideration to be paid to Arena stockholders(2)	177,946
Arena restricted stock awards attributable to pre-merger service (3)	2,152

Total purchase price	1,426,432

Estimated Fair Value of Liabilities Assumed:
Current liabilities	39,083
Long-term deferred tax liability(4)	474,925
Other non-current liabilities	8,851

Amount attributable to liabilities assumed	522,859

Total purchase price plus liabilities assumed	1,949,291

Estimated Fair Value of Assets Acquired:
Current assets	81,314
Oil and natural gas properties(5)	1,587,630
Other property, plant and equipment	5,963
Other non-current assets	16,181
Long-term deferred tax assets	18,487

Amount attributable to assets acquired	1,709,575

Goodwill(4)	$239,716

(1)

Under the terms of the amended merger agreement, consideration paid by SandRidge consisted of 4.7771 shares of SandRidge common stock plus $4.50 cash for each share of Arena common stock outstanding. The total purchase price is based upon the closing price of $6.55 per share of SandRidge common stock on July 16, 2010 (the day of the acquisition). Under the acquisition method of accounting, the actual purchase price was determined based on the total cash paid and the fair value of SandRidge common stock issued in the merger on the acquisition date. Total shares issued consisted of (i) approximately 188.9 million shares issued in exchange for 39.5 million shares of outstanding Arena common stock and (ii) 1.4 million shares issued in exchange for outstanding options to purchase Arena common stock considered in-the-money (based on the closing price of $35.98 per share of Arena common stock on July 16, 2010) that converted into shares of SandRidge common stock in accordance with the merger agreement.

(2)	Cash paid to Arena stockholders was funded through a draw on SandRidge’s senior credit facility.
(3)	The portion of unvested restricted stock awards assumed under the merger agreement attributable to service provided to Arena prior to the Arena Acquisition was included as consideration.

(4)

SandRidge received carryover tax basis in Arena’s assets and liabilities because the merger was not a taxable transaction under the United States Internal Revenue Code. Based upon the preliminary purchase price allocation, a step-up in basis related to the property acquired from Arena resulted in a deferred tax liability of approximately $474.9 million, an increase of $339.4 million to Arena’s existing $135.5 million deferred tax liability. The additional deferred tax liability resulted in an excess of consideration transferred to acquire Arena over the acquisition date estimated fair value of the net assets acquired, or goodwill.

(5)

Weighted average commodity prices utilized in the preliminary determination of fair value of oil and natural gas properties were $105.58 per barrel of oil and $8.56 per mcf of natural gas, after adjustment for transportation fees and regional price differentials. The prices used were based upon commodity strip prices for the first four years and escalated for inflation at a rate of 2.5% annually beginning with the fifth year through the end of production, which was in excess of 50 years.

(j)	Adjustment to reflect the elimination of non-recurring expenses related to the Arena Acquisition that are reflected in the historical SandRidge or Arena income statements for the nine months ended September 30, 2010.

Acquisition costs(1)	$17,523
Stock compensation expense(2)	3,641
Cancelled options(3)	3,944

Total non-recurring expenses	$25,108

(1)	Expenses incurred by both SandRidge and Arena related to the Arena acquisition, including professional fees and employee severance.
(2)	Stock compensation expense related to restricted stock awards of Arena common stock granted immediately prior to and in conjunction with the Arena Acquisition that were assumed by SandRidge.
(3)	Expense related to out-of-the-money Arena options that vested and cancelled at the time of the merger.

(3)	Supplemental Pro Forma Combined Oil and Gas Reserve and Standardized Measure Information (Unaudited)

The following unaudited supplemental pro forma oil and natural gas reserve tables present how the combined oil and gas reserve and standardized measure information of SandRidge and Arena may have appeared had the merger occurred on January 1, 2009. The Supplemental Pro Forma Combined Oil and Gas Reserve and Standardized Measure Information is for illustrative purposes only.

Estimated Pro Forma Combined Quantities of Proved Reserves

	SandRidge Historical		Arena Historical		Total Pro Forma
	Oil (1) (MBbls)	Gas (MMcf)	Oil (MBbls)	Gas (MMcf)	Oil (1) (MBbls)	Gas (MMcf)

Proved Reserves
As of December 31, 2008	43,164	1,899,636	55,845	58,805	99,009	1,958,441
Revisions of previous estimates	8,826	(1,244,873)	(10,075)	(15,814)	(1,249)	(1,260,687)
Acquisitions of new reserves	56,342	104,046	1,589	2,792	57,931	106,838
Extensions and discoveries	8	8,890	14,360	13,605	14,368	22,495
Sales of reserves in place	(97)	(163)	—	—	(97)	(163)
Production	(2,894)	(87,461)	(2,004)	(2,173)	(4,898)	(89,634)

As of December 31, 2009	105,349	680,075	59,715	57,215	165,064	737,290

Proved developed reserves:
As of December 31, 2008	15,342	851,357	20,231	28,659	35,573	880,016

As of December 31, 2009	38,327	592,777	21,145	28,302	59,472	621,079

Proved undeveloped reserves:
As of December 31, 2008	27,822	1,048,279	35,614	30,146	63,436	1,078,425

As of December 31, 2009	67,022	87,298	38,570	28,913	105,592	116,211

(1)	Includes NGLs

Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

	Year Ended December 31, 2009
	SandRidge Historical	Arena Historical	Pro Forma Adjustments (1)	Pro Forma
	(In Thousands)
Future cash inflows from production	$7,582,670	$3,721,874	$—	$11,304,544
Future production costs	(3,028,888)	(902,964)	—	(3,931,852)
Future development costs	(938,272)	(543,023)	—	(1,481,295)
Future income tax expenses	—	(746,548)	746,548	—

Undiscounted future net cash flows	3,615,510	1,529,339	746,548	5,891,397
10% annual discount	(2,054,532)	(775,105)	(379,424)	(3,209,061)

Standardized measure of discounted future net cash flows	$1,560,978	$754,234	$367,124	$2,682,336

(1)

Pro forma adjustments represent elimination of effect of future income taxes due to SandRidge’s deferred tax asset position and the associated full valuation allowance that serves to reduce to zero a tax benefit that otherwise would result from the tax effects of PV-10 at December 31, 2009.

Changes in the Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

	Year Ended December 31, 2009
	SandRidge Historical	Arena Historical	Pro Forma Adjustments (1)	Pro Forma
	(In Thousands)
Standardized measure at December 31, 2008	$2,220,576	$460,687	$—	$2,681,263
Revenues less production and other costs	(281,410)	(110,697)	—	(392,107)
Net changes in prices, production and other costs	(1,841,292)	619,543	—	(1,221,749)
Net development costs incurred	201,467	107,237	—	308,704
Net changes in future development costs	1,075,246	6,551	—	1,081,797
Extensions and discoveries	8,671	253,486	—	262,157
Revisions of previous quantity estimates	(553,469)	(447,111)	—	(1,000,580)
Accretion of discount	109,512	48,058	—	157,570
Net change in income taxes	37,936	(176,306)	367,124	228,754
Purchases of reserves in place	565,457	28,329	—	593,786
Sales of reserves in place	(131)	—	—	(131)
Timing differences and other	18,415	(35,543)	—	(17,128)

Standardized measure at December 31, 2009	$1,560,978	$754,234	$367,124	$2,682,336

(1)

Pro forma adjustments represent elimination of effect of future income taxes due to SandRidge’s deferred tax asset position and the associated full valuation allowance that serves to reduce to zero a tax benefit that otherwise would result from the tax effects of PV-10 at December 31, 2009.